UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☒ Preliminary proxy statement
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☐ Definitive proxy statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to § 240.14a-12
Advocat Inc.

(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)
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ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
Dear Fellow Shareholder:
          You are cordially invited to attend the 2009 annual meeting of shareholders of Advocat Inc. (the “Company”), to be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on May 29, 2009, at 9:00 a.m. (Central Daylight Time).
          The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.
          Whether or not you plan to attend the annual meeting, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation to L. Glynn Riddle, Jr., Chief Financial Officer and Secretary of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.
William R. Council, III
Chief Executive Officer
Brentwood, Tennessee
April 30, 2009

ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Advocat Inc.:
          The annual meeting of shareholders of Advocat Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on Friday, May 29, 2009, at 9:00 a.m. (Central Daylight Time) for the following purposes:
(1)	To elect two (2) Class 3 directors, to hold office for a three (3) year term and until their successors have been duly elected and qualified;

(2)	To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
          The proxy statement and form of proxy accompanying this notice are being mailed to shareholders on or about April 30, 2009. Only shareholders of record at the close of business on April 15, 2009, are entitled to notice of and to vote at the meeting and any adjournment thereof.
          Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
          We hope very much that you will be able to be with us. The Company’s Board of Directors urges all shareholders of record to exercise their right to vote at the annual meeting of shareholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.
          Your representation at the annual meeting of shareholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, date, sign and return the enclosed proxy card in the postage-paid envelope provided. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.
          If you have any questions or require any assistance with voting your shares, please contact D.F. King & Co., Inc.
Shareholders call toll free: (800) 628-8536
Banks and Brokers call collect: (212) 269-5550
By Order of the Board of Directors,
L. Glynn Riddle, Jr., Secretary
Brentwood, Tennessee
April 30, 2009

i

ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
Revised Preliminary Proxy, Subject to Completion dated April 17, 2009
PROXY STATEMENT
          The Board of Directors is soliciting proxies for this year’s annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.
          The Board has set April 15, 2009 as the record date for the meeting. Shareholders who owned Advocat Inc. common stock on that date are entitled to receive notice of and vote at the meeting. On the record date there were 5,675,987 shares of Advocat common stock outstanding. Holders of the Company’s common stock are entitled to one vote per share owned of record. Cumulative voting is not permitted. The Company has 5,000 shares of Series C Redeemable Preferred Stock outstanding, but such preferred stock is not entitled to vote at the annual meeting of shareholders. The Company has the authority to issue additional shares of preferred stock in one or more series, although no additional series of preferred stock has been issued.
          This proxy statement and enclosed proxy were initially mailed or delivered to shareholders on or about April 30, 2009. The Company’s Annual Report for the fiscal year ended December 31, 2008, is being concurrently mailed or delivered with this proxy statement to shareholders entitled to vote at the annual meeting. The Annual Report is not to be regarded as proxy soliciting material. In addition, this proxy statement and the Annual Report are available on our website at www.irinfo.com/AVC.
          Why am I receiving this proxy statement and proxy form?
          You are receiving this proxy statement and proxy form because you own shares of Advocat common stock. This proxy statement describes issues on which you are entitled to vote. If your shares are registered in your name with Advocat’s transfer agent, you are considered to be the owner of record of those shares and these proxy materials are being sent to you directly. When you sign the proxy form, you appoint William R. Council III, the Company’s Chief Executive Officer and L. Glynn Riddle, Jr., the Company’s Chief Financial Officer and Secretary, as your representative at the meeting. Mr. Council and Mr. Riddle will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.
          If your shares are not voted in person or by telephone or on the Internet, they cannot be voted on your behalf unless you provide our corporate secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign and date the enclosed proxy form and return it promptly.
          If your shares are held in a brokerage account or in the name of another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the owner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

          Who is soliciting my proxy and who is paying the cost of the solicitation?
          The Company’s Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2009 annual meeting. The Company will pay for the costs of solicitation. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be $________ (exclusive of costs we would ordinarily expend in solicitation of proxies in the absence of an election contest and salaries and expenses of our officers, directors and employees). To date, $_______ has been incurred. The Company will conduct the solicitation by mail, personally, telephonically, through the Internet or by facsimile through its officers, directors and employees identified on Appendix A, none of whom will receive additional compensation for assisting with the solicitation. The Company may also solicit shareholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website. Advocat has decided to engage D.F. King & Co., Inc. to assist in the solicitation of proxies on behalf of the Board of Directors. We expect to pay D.F. King a customary fee of approximately $                     to $                     for its assistance (which amount is included in the estimate above). D.F. King expects that approximately 30 of its employees will assist in the solicitation. We do not expect to pay any other compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of Advocat common stock.
          What am I voting on?
          At the annual meeting you will be asked to vote on the election of two “Class 3 Directors” to serve a three year term on the Company’s Board of Directors.
          Who is entitled to vote?
          Only shareholders who owned Advocat Inc. common stock as of the close of business on the record date, April 15, 2009, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.
          How do I vote?
          You may vote your shares either in person at the annual meeting, by telephone or on the Internet or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. Instructions for voting on the Internet or by telephone may be found in the Proxy Voting Instructions accompanying the Proxy Card. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for Internet or telephone voting in certain circumstances if you did not receive a proxy form directly.
          Can I change my vote after I return my proxy form?
          Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Mr. Riddle, either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by Mr. Riddle at or prior to the annual meeting.
          What is the Board’s recommendation and how will my shares be voted?
          The Board recommends a vote FOR the election of the nominated Class 3 directors listed in this proxy statement under Proposal No. 1. If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If any other matters are considered at the meeting and you vote to authorize the proxies to vote in their discretion, Mr. Council and

Mr. Riddle will vote as recommended by the Board of Directors on such matters, or if the Board does not give a recommendation, Mr. Council and Mr. Riddle will have discretion to vote as they think best on such matters, in each case to the extent permitted under the Federal Securities Laws. If you return a signed proxy, but do not specify a choice, Mr. Council and Mr. Riddle, as the persons named as the proxy holder on the proxy form, will vote as recommended by the Board of Directors. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum and are counted in the tabulations of votes cast on proposals presented to shareholders. Each proposal is tabulated separately.
          Will my shares be voted if I do not sign and return my proxy form?
          If your shares are registered in your name and you do not return your proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.
          How many votes are needed to hold the annual meeting?
          The Company currently has a total of 5,675,987 shares of outstanding common stock. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a shareholder is present and votes in person at the meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.
          What vote is required to adopt the Proposals?
          The nominees for director who receive the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.
          Can I vote on other matters or submit a proposal to be considered at the meeting?
          The Company has not received timely notice of any other shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be considered at the annual meeting. Shareholders may submit matters for a vote without inclusion in this proxy statement only in accordance with Rule 14a-4(c) or the Company’s bylaws. The Board of Directors has received notice that a certain shareholder may solicit proxies for an alternate slate of directors. In that event, you may receive a separate proxy solicitation from such shareholder. In the event any other matters are properly raised at the annual meeting, the proxies properly submitted which grant discretion to vote on other matters will be voted as recommended by the Board of Directors to the extent permitted under the Federal Securities Laws. If proxies do not grant discretion to vote on other matters, such proxies will not be voted on any such other matters properly raised at the annual meeting.
          It is contemplated that the Company’s 2010 annual meeting of shareholders will take place in June 2010. Shareholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2010 annual meeting pursuant to Rule 14a-8 if such proposals are received by the Company before the close of business on December 30, 2009. Notices of shareholders’ proposals submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in Rule 14a-4(c). For shareholders seeking to present a proposal at the 2010 annual meeting without inclusion of such proposal in the Company’s proxy materials, the proposal should be received by the Company no later than March 15, 2010.
          Are there any dissenters’ rights or appraisal rights with respect to any of proposals described in this proxy statement?
          There are no appraisal or similar rights of dissenters with respect to the matters to be voted upon.
          How do I communicate with directors?
          The Board has established a process for shareholders to send communications to the Board or any of the directors. Shareholders may send communications to the Board or any of the directors by sending such communication addressed to the Board of Directors or any individual director c/o Advocat Inc., 1621 Galleria Boulevard, Brentwood, Tennessee 37027. All communications will be compiled and submitted to the Board or the individual directors on a monthly basis.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          How much stock do the Company’s directors, executive officers, and principal shareholders own?
          Advocat is authorized to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of April 15, 2009, there were 5,675,987 shares of common stock and 5,000 shares of Series C Preferred Stock outstanding. The following table shows, as of April 15, 2009, the amount of Advocat common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the Named Executive Officers (as defined in “Executive Compensation”, below); (c) all of the Company’s directors and Named Executive Officers as a group and (d) all shareholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Advocat common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 1621 Galleria Boulevard, Brentwood, Tennessee 37027, except as otherwise listed in the table below.

	Shares Beneficially Owned (1)
Name	Number (1)	Percent(2)
Chad A. McCurdy (3)	632,300	11.1%
1621 Galleria Blvd. Brentwood, TN 37027

Wallace E. Olson (4)	555,199	9.8%
1621 Galleria Blvd. Brentwood, TN 37027

Ameriprise Financial, Inc. (5)	491,400	8.7%
RiverSource Investments, LLC c/o Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474

Altrinsic Global Advisors, LLC (6)	435,000	7.7%
100 First Stamford Place, 6th Floor Stamford, CT 06902

Bristol Investment Fund, LTD (7)	393,450	6.9%
c/o Bristol Capital Advisors, LLC 10990 Wilshire Blvd., Suite 1410 Los Angeles, CA 90024

FMR LLC (8)	345,254	6.1%
82 Devonshire St. Boston, MA 02109

Wellington Management Company, LLP (9)	315,248	5.6%
75 State Street Boston, MA 02109

William R. Council, III (10)	180,219	3.1%

William C. O’Neil, Jr. (11)	26,999	*

Richard M. Brame (12)	29,999	*

Robert Z. Hensley (13)	21,999	*

Raymond L. Tyler, Jr. (14)	68,230	1.2%

L. Glynn Riddle, Jr. (15)	74,949	1.3%

All directors and executive officers as a group (8 persons) (16)	1,589,894	26.5%

* less than 1%

(1)
Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2)
The percentages shown are based on 5,675,987 shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options or SOSARs held by such holder that are exercisable within 60 days of April 15, 2009.

(3)
Mr. McCurdy’s shares include 1,000 shares owned by his child and 567,100 owned by Marlin Capital Partners, LLC of which Mr. McCurdy is the Managing Partner. Includes 10,000 shares purchasable upon exercise of options.

(4)
Mr. Olson’s shares include 1,300 shares owned jointly with his daughter and 548,900 owned by a partnership controlled by Mr. Olson. Includes 4,999 shares purchasable upon exercise of options and SOSARs.

(5)	Based solely on a Schedule 13G filed by Ameriprise Financial, Inc. and RiverSource Investments, LLC on February 12, 2009.

(6)	Based solely on a Schedule 13G/A filed by Altrinsic Global Advisors, LLC on February 10, 2009.

(7)	Based solely on a Preliminary Proxy statement filed by Bristol Investment Fund, LTD on April 10, 2009.

(8)	Based solely on a Schedule 13G filed by FMR LLC on February 17, 2009.

(9)	Based solely on a Schedule 13G filed by Wellington Management Company, LLP on February 17, 2009.

(10)
Includes 149,999 shares purchasable upon exercise of options and SOSARs. Ownership does not include 12,802 Restricted Share Units purchased on March 13, 2009 in lieu of cash bonus. Restricted Share Units will be converted to shares and delivered on March 13, 2011.

(11)	Includes 21,999 shares purchasable upon exercise of options and SOSARs.

(12)	Includes 3,999 shares purchasable upon exercise of options and SOSARs.

(13)	Includes 15,999 shares purchasable upon exercise of options and SOSARs.

(14)
Includes 65,000 shares purchasable upon exercise of options and SOSARs. Ownership does not include 4,831 Restricted Share Units purchased on March 13, 2009 in lieu of cash bonus. Restricted Share Units will be converted to shares and delivered on March 13, 2011.

(15)
Includes 59,999 shares purchasable upon exercise of options and SOSARs. Ownership does not include 6,039 Restricted Share Units purchased on March 13, 2009 in lieu of cash bonus. Restricted Share Units will be converted to shares and delivered on March 13, 2011.

(16)	Includes 331,994 shares purchasable upon exercise of options and SOSARs.

PROPOSAL 1
ELECTION OF DIRECTORS
          How many directors are nominated?
          The Company’s certificate of incorporation provides that the number of directors to be elected by the shareholders shall be at least three and not more than 15, as established by the Board of Directors from time to time. The number of directors is currently set at six.
          The certificate of incorporation requires that the Company’s Board of Directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Class 3 directors, if reelected, will serve until the 2012 annual meeting; Class 1 directors are currently serving until the 2010 annual meeting and the Class 2 directors will serve until the 2011 annual meeting.
          What happens if a nominee refuses or is unable to stand for election?
          The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a replacement nominee, shares represented by proxy will be voted FOR the replacement nominee. The Board presently has no knowledge that any nominee will refuse, or be unable, to serve.
          Must director nominees attend our annual meeting?
          It is the Company’s policy that all of its directors attend the annual meeting if possible. All directors attended the 2008 annual meeting of shareholders. All directors and nominees are expected to be in attendance at the 2009 meeting.
          Who are the Board nominees?
          Information regarding the nominees is provided below, including name, age, principal occupation during the past five years, the year first elected as a director of Advocat and the expiration date of such director’s term. Each of the Class 3 nominees for director is presently a director of the Company.
          The following directors have been nominated to continue in office for a new term or until the election and qualification of his respective successors in office:
Information about Class 3 Director Nominees - Current Term Ending 2009

Name of Nominees	Age	Director Since	Principal Occupation Last Five Years

William R. Council, III	47	October 2002
Member of the Board of Directors of the Company since 2002; President and Chief Executive Officer from March 2003 to present; Interim Chief Executive Officer from October 2002 to March 2003; Executive Vice President, Chief Financial Officer and Secretary of the Company from March 2001 to December 2002. Mr. Council is a Certified Public Accountant.

Richard M. Brame	55	December 2002
Member of the Board of Directors of the Company since December 2002; Chief Financial Officer of Covington Senior Living, LLC, Atlanta, GA. President of Regency Health Management, LLC from July 1999 to March 2008; President of Regency Healthcare, LLC from 2006 to March 2008; President of Ooltewah Investments, Inc. from 1992 to 2006. President of the General Partner of San Angelo Nursing Center, LP from October 2001 to March 2005.

          Who are the Continuing Directors?
          The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office:
Information About Class 1 Director Nominees - Current Term Ending 2010

Name of Directors	Age	Director Since	Principal Occupation Last Five Years

William C. O’Neil, Jr.	74	Inception
Member of the Board of Directors of the Company since 1994; Private Investor; director of Healthways, Inc. a specialty health care service company; director of American HomePatient, Inc., a provider of home health care products and services.

Robert Z. Hensley	51	July 2005
Member of the Board of Directors of the Company since July 2005; director, Capella Healthcare Inc. from January 2009 to present; Senior Advisor to Alvarez & Marsal Transaction Advisory Group from June 2008 to present; A Founder of Life’s A Beach Publications LLC, a private publishing company, from 2003 to present; Managing member and principal owner of two real estate and rental property development companies from 2001 to present; Currently a director of HealthSpring, Inc., Spheris, Inc. and Comsys IT Partners, Inc.; Audit Partner at Ernst & Young, LLP from July 2002 to September 2003; Audit Partner at Arthur Andersen, LLP from 1990 to 2002; Managing Partner at Arthur Andersen, LLP from 1997 to 2002. Mr. Hensley holds a Master of Accountancy degree, a BS in Accounting and is a Certified Public Accountant.

Information About Class 2 Continuing Directors - Current Term Ending 2011

Name of Director	Age	Director Since	Principal Occupation Last Five Years

Wallace E. Olson	62	March 2002
Chairman of the Board of Directors of the Company from October 2002 to present; Member of the Board of Directors of the Company since March 2002. He has been a private investor, managing his personal finances, since May 1996.

Chad A. McCurdy	40	March 2008
Member of the Board of Directors of the Company since March 2008; Managing Partner of Marlin Capital Partners, LLC from 2004 to present; Broker with First Dallas Securities from 2003 through 2004. Mr. McCurdy is a graduate of Southern Methodist University, Cox School of Business.

          Is the Board independent?
          The Board of Directors has determined that five of the Company’s current six directors, i.e., all of the non-management directors, are independent as NASDAQ defines independence under NASDAQ Rule 4200(a)(15). The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.
          What committees has the Board established?
          The Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee.
           Nominating and Corporate Governance Committee. The nominating and corporate governance committee, which considers director nominations, was established during 2006. The entire Board has adopted Corporate Governance Guidelines, which include guidelines on the composition, selection and performance of the Board and a nominating and corporate governance committee charter. The Company’s Corporate Governance Guidelines and nominating and corporate governance committee charter are posted on the Company’s website at www.irinfo.com/AVC.
          The nominating and corporate governance committee believes that any nominee that it recommends for a position on the Company’s Board of Directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the Company’s shareholders. The nominating and corporate governance committee’s assessment of existing directors and new director nominees includes issues of diversity, age, contribution to the meetings, the ability to work with other directors and skills such as understanding of long-term health care, health care background, and the perceived needs of the Board at that point in time. The nominating and corporate governance committee may solicit recommendations for director nominees from other directors, the Company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the nominating and corporate governance committee will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.

          The nominating and corporate governance committee will review and evaluate the qualifications of any director candidates who have been recommended by shareholders of the Company in compliance with policies described above. Any shareholder submitting a recommendation for a director candidate must submit it to the secretary at the Company’s corporate headquarters not later than the 120th calendar day before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. The secretary of the Company will forward all recommendations to the nominating and corporate governance committee. The shareholder’s recommendation must include information about the shareholder making the recommendation and about the proposed director candidate. All proposed director candidates will be evaluated in the same manner, regardless of the source of the initial recommendation.
          The nominating and corporate governance committee is composed of Mr. Hensley as chairman, Mr. Olson and Mr. McCurdy. The Board believes that each member of the nominating and corporate governance committee is independent under the NASDAQ rules. The nominating and corporate governance committee held five meetings during 2008, three of which were telephonic meetings.
          Audit Committee. The Company has a separately designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent registered public accounting firm. The audit committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. The audit committee is composed of Mr. O’Neil as chairman, Mr. Brame, Mr. Hensley and Mr. McCurdy. The Board of Directors in its business judgment, has determined that all members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to Rule 4200(a)(15) under NASDAQ’s Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The Board has determined that Mr. Hensley qualifies as an “audit committee financial expert” as described in Regulation S-K Item 407(d). There were four meetings of the audit committee during 2008. The audit committee has adopted a written charter, a copy of which is posted on our web site at www.irinfo.com/AVC.
          Compensation Committee. The compensation committee presently is composed of Mr. Brame as chairman, Mr. O’Neil and Mr. Olson. The Board believes that each member of the compensation committee is independent under the NASDAQ rules. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company’s compensation plans and general review of the Company’s employee compensation policies. The compensation committee has adopted a written charter, a copy of which is posted on our website at www.irinfo.com/AVC. During 2008, the compensation committee held three meetings, one of which was telephonic.
          How often did the Board of Directors meet during 2008?
          During fiscal 2008, the Board of Directors held fifteen meetings, ten of which were telephonic. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the individual director served.

          How are directors compensated?
          For the period of January 1, 2008 through June 30, 2008, directors who are not officers, employees or consultants of the Company (currently directors Brame, Hensley, McCurdy, O’Neil and Olson) received a director’s fee of $36,000 annually, $3,500 per board meeting attended in person, $1,000 per committee meeting attended (except when held on the same day as board meetings), and $500 per telephonic meeting. The Chairmen of the Board, audit committee, compensation committee and nominating and corporate governance committee were paid $2,500 per meeting for serving as meeting chairperson. Such directors are also entitled to participate in the Company’s health care plan. Directors who are officers or employees of the Company or its affiliates have not been compensated separately for services as a director. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings.
          On June 3, 2008, the Board of Directors approved the restructuring of the directors’ plan of compensation. Effective July 1, 2008, the fees for directors who are not officers, employees or consultants of the Company (currently directors Brame, Hensley, McCurdy, O’Neil and Olson) receive a director’s fee of $30,000 annually; $2,500 per board meeting attended, and $2,000 for each planned committee meeting. The audit committee has four planned meetings each year, and the nominating and corporate governance committee and the compensation committee each have two planned meetings during the year. Board and Committee Chair annual retainers consist of $20,000 for the Board Chair, $15,000 for the Audit Chair, and $7,500 each for the Nominating and Corporate Governance Chair and the Compensation Chair paid quarterly. Additional telephonic Board and committee meetings and non-planned committee meetings on the day of other meetings are paid at $500 each.
          On March 9, 2009, Mr. McCurdy received a grant of a non-qualified stock option to purchase 15,000 shares of common stock at an exercise price of $10.80 per share. Mr. McCurdy’s award represents the initial option grant that is typically awarded to new directors as they join the Board. The award was priced based on the share price as of March 12, 2008, the date Mr. McCurdy joined the board, and vests 1/3 on date of grant, 1/3 on March 12, 2009, and 1/3 on March 12, 2010, consistent with the vesting pattern of previous initial director grants. In addition to Mr. McCurdy’s grant, each non-employee director received a grant of stock only stock appreciation rights (“SOSARs”) on March 13, 2009 for 1,000 shares at a base value of $2.37 per share. The SOSARs vest one-third on each of the first, second and third anniversaries of the grant date. These grants were made in 2009 and therefore are not included in the table below.
          The following table shows the amounts paid to each of our non-employee directors during 2008.

	Non-Employee Director Compensation
	For the Year Ended December 31, 2008
	Fees Earned or Paid in Cash
	Regular	Supplemental		Option	All Other
Director	Fees ($)(1)	Fees ($)(2)		Awards ($)(7)	Compensation ($)(8)	Total ($)
Wallace E. Olson	33,000	44,000	(3)	7,790	12,103	96,893
William C. O’Neil, Jr.	33,000	42,500	(4)	7,790	-	83,290
Richard M. Brame	33,000	36,250	(5)	7,790	-	77,040
Robert Z. Hensley	33,000	36,750	(6)	7,790	-	77,540
Chad A. McCurdy(9)	24,000	27,500		-	-	51,500

(1)
“Regular fees” represent an annual directors fee of $36,000 paid to directors who are not officers, employees, or consultants of the Company for the period from January 1 through June 30, 2008. Effective July 1, 2008 the Board restructured the compensation fee schedule and this amount change to $30,000 annually.

(2)	“Supplemental fees” are paid to directors for attendance at board meetings and committee meetings.

(3)	Mr. Olson received $15,000 for serving as Chair of the Board meetings.

(4)	Mr. O’Neil received $12,500 for serving as Chair of the audit committee meetings.

(5)	Mr. Brame received $6,250 for serving as Chair of the compensation committee meetings.

(6)	Mr. Hensley received $6,250 for serving as Chair of the nominating and corporate governance committee meetings.

(7)
The expense related to equity awards is based on equity grants valued under the assumptions contained in Note 9 to our Consolidated Financial Statements and is non-cash in nature. Such expense is recognized over the vesting period of the equity awards.

(8)	Includes insurance premiums paid by the Company for non-employee directors.

(9)	Mr. McCurdy became a board member effective March 12, 2008 and, therefore, did not receive the full year compensation for the annual directors fee.
          What is the Board’s recommendation with respect to the election of the Class 3 Directors?
          The Board unanimously recommends a vote “FOR” the nominees listed above.
EXECUTIVE OFFICERS
          Who are the Company’s executive officers?
          The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2009.

Name of Officer	Age	Officer Since	Position with the Company

William R. Council, III	47	March 5, 2001
President and Chief Executive Officer from March 2003 to present; Interim Chief Executive Officer from October 2002 to March 2003; Executive Vice President, Chief Financial Officer and Secretary of the Company from March 5, 2001 to December 2002. Mr. Council is a Certified Public Accountant.

Raymond L. Tyler, Jr.	58	October 18, 2002
Senior Vice President of Nursing Home Operations of the Company from March 2009 to present; Executive Vice President and Chief Operating Officer of the Company from December 2003 to March 2009; Senior Vice President of Operations of the Company from October 2002 to December 2003; Vice President of Operations of the Company from January 2001 to October 2002.

L. Glynn Riddle, Jr.	49	December 9, 2002	Executive Vice President, Chief Financial Officer and Secretary of the Company since December 2002. Mr. Riddle is a Certified Public Accountant.

EXECUTIVE COMPENSATION
          The following section describes the compensation that the Company pays its chief executive officer, chief operating officer and chief financial officer at December 31, 2008 or during the 2008 fiscal year (collectively, the “Named Executive Officers”).
Compensation Discussion and Analysis
          Decisions on compensation of our senior executives are made by the compensation committee of our Board of Directors. The compensation committee consists of Mr. Brame, Mr. Hensley, Mr. Olson and Mr. O’Neil. The Board of Directors has determined that each member of the compensation committee is an independent director. It is the responsibility of the compensation committee to assure the Board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve our needs and the needs of our shareholders.
          We believe that the executive compensation program should align the interests of shareholders and executives. Our primary objective is to provide high quality patient care while maximizing shareholder value. The compensation committee seeks to forge a strong link between our strategic business goals and our compensation goals. We believe our executive compensation program is consistent with this overall philosophy for all management levels. We believe that the more employees are aligned with our strategic objectives, the greater our success on both a short-term and long-term basis.
          Our executive compensation program has been designed to support the overall strategy and objective of creating shareholder value by:
•	Performance based. Emphasizing pay for performance by having a significant portion of executive compensation “at risk.”

•	Retention. Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

•	Balance. Appropriately balancing the Company’s short-term and long-term business, financial and strategic goals.
          In connection with this overall strategy, we also strive to give assurance of fair treatment and financial protection so that an executive will be able to identify and consider transactions that would be beneficial to the long term interests of shareholders but which might have a negative impact on the executive, without undue concern for his personal circumstances. A further consideration is to safeguard the business of the Company, including protection from competition and other adverse activities by the executive during and after employment.
          The Company’s strategic goals are:
•	Profitability. To maximize financial returns to its shareholders, in the context of providing high quality service.

•	Quality. To achieve leadership in the provision of relevant and high quality health services.

•	Stability. To be a desirable employer and a responsible corporate citizen.

          In order to accomplish our objectives, the compensation committee strives to design its executive compensation in a way that when the Company meets or exceeds its annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are competitive with the compensation of similar U.S. public health care companies having similar revenues.
          Compensation Consultant
          The compensation committee has engaged Compensation Strategies, Inc. to help the compensation committee with its compensation program design, review senior executive compensation, prepare comprehensive competitive compensation analyses for our Named Executive Officers, and make suggestions regarding the components of compensation, amounts allocated to those components, and the total compensation opportunities for the CEO and the other Named Executive Officers. Compensation Strategies also provided the compensation committee with information on executive compensation trends and best practices and advice for potential improvements to the executive compensation program. In addition, Compensation Strategies advised the committee on the design of the compensation program for non-employee directors. In 2008 and 2006, Compensation Strategies performed services for the Company and was paid approximately $26,000 and $28,500, respectively for such services. We did not use Compensation Strategies services in 2007.
          In its analysis of Advocat’s compensation, Compensation Strategies considered a peer group of similarly sized companies in the long term health industry. The companies that Compensation Strategies used as it peer group included:

Almost Family, Inc.	Healthways, Inc.
Amedisys, Inc.	LCA-Vision Inc.
Amsurg Corp.	LHC Group, Inc.
Assisted Living Concepts, Inc.	National HealthCare Corporation
Capital Senior Living Corporation	Odyssey HealthCare Inc.
Continucare Corporation	RehabCare Group, Inc.
Emeritus Corporation	Skilled Healthcare Group, Inc.
Ensign Group, Inc.	U.S. Physical Therapy, Inc.
Hanger Orthopedic Group, Inc.
          Elements of Our Compensation Program for Named Executive Officers
          As a result, we have generally established the following elements of compensation for our Named Executive Officers:
Base Salary.
          We pay base salaries to our Named Executive Officers which are intended to be at or near the market median for base salaries of similar companies. These amounts are evaluated annually. We believe that such base salaries are necessary to attract and retain executive talent. In evaluating appropriate pay levels and salary increases for our Named Executive Officers, the compensation committee considers achievement of our strategic goals, level of responsibility, individual performance, internal equity and external pay practices. Regarding external pay practices, the compensation committee reviews compensation practices of the peer companies, as determined from information gathered by our compensation consultants. As a result of general business and economic conditions, effective January 1, 2009 we instituted a wage freeze for all of our senior management employees. This wage freeze will be reevaluated as business and economic conditions improve. The base salaries of our Named Executive Officers during 2008 were as follows:

Name	Position	2008 Salary
William R. Council, III	Chief Executive Officer	$442,000
Raymond L. Tyler, Jr.	Chief Operating Officer	$308,000
L. Glynn Riddle, Jr.	Chief Financial Officer	$229,000
Annual Incentives.
          Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. Our Named Executive Officers may earn a bonus that is partially dependent upon achievement of their specific operational and financial goals, as well as quality of care targets. For 2008, the potential annual cash bonus for our Named Executive Officers was subject to the following targets:

Position	Bonus Target
Chief Executive Officer	50% of base salary
Chief Operating Officer	40% of base salary
Chief Financial Officer	35% of base salary
          As described in more detail below, the bonus target is based on achieving 100% of budget on the net operating income category. Therefore, if the Company achieves over 100% of budget in this category, the bonus percentage could be higher than the bonus target disclosed above.
          The bonus amount is made up of the following categories:

Net Operating Income	70%
Discretionary/quality measures/individual performance	30%

Total	100%
          Net Operating Income. For 2008, 70% of the available bonus percentage for each executive was tied to Company profitability. This metric was measured using budgeted operating income/loss, adjusted for the non-cash impact of professional liability expense. In addition, the compensation committee had the discretion to make other adjustments for unusual/unbudgeted items. The portion of the bonus under Net Operating Income was adjusted based on performance as follows:
•	80% or less of budget, executive earns 0% of the target bonus for this category;

•	81% to 100% of budget, executive earns 5% of the target bonus for this category for each 1% of budget achieved over 80%;

•	101% to 125% of budget, 15% of the incremental earned net operating income is placed into a pool to be shared among the participants. Sharing of the pool may be discretionary and/or pro rata.

•	Above 125% - additional amounts may be awarded at the discretion of the Board of Directors.
Discretionary: 30% of the bonus was based on subjective matters of performance at the discretion of the Board, including quality of care measures.
         For 2008, the actual operating income was less than 80% of the budgeted operating income, and the executives did not receive any bonus based on net operating income and were only eligible for the discretionary portion of the target bonus. As a result, the Named Executive Officers were paid a bonus less than the target bonus amount. Based on the elements of the annual bonuses, the compensation committee approved the following total bonuses for each of the Named Executive Officers for 2008:

			Percent of
Name	Position	2008 Bonus	Base Salary
William R. Council, III	Chief Executive Officer	$53,000	12.0%
Raymond L. Tyler, Jr.	Chief Operating Officer	$20,000	6.5%
L. Glynn Riddle, Jr.	Chief Financial Officer	$25,000	10.9%
Long-Term Incentives.
          Our long-term incentive compensation program consists of nonqualified stock options and SOSARs, which are related to improvement in long-term shareholder value. Stock option and SOSAR grants provide an incentive that focuses the executive’s attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit us and long-term shareholders.
          The option grants to executive officers offer the right to purchase shares of common stock at their fair market value on the date of the grant. These options will have value only if the Company’s stock price increases. The number of shares covered by each grant is intended to reflect the executive’s level of responsibility and past and anticipated contributions to the Company. The Company sought shareholder approval of an increase in the number of shares available under its Key Personnel Plan at its 2001 annual meeting. The shareholders did not approve the amendment. In accordance with its terms, the Key Personnel Plan expired in May 2004. Accordingly, no further grants can be made under that plan.
          At our 2006 annual meeting, the compensation committee approved and recommended that the shareholders adopt the Advocat Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”), which was approved by our shareholders. The compensation committee believes that the 2005 Plan will enable the compensation committee to again grant long-term incentives to the employees of the Company as described above.
          The purposes of the 2005 Plan are to (i) attract and retain current and prospective employees and other service providers; (ii) motivate such persons, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align the interests of such persons with those of the Company’s shareholders by offering compensation that is based on the Company’s common stock and/or contingent on attaining certain performance goals and thereby promoting the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.
          The compensation committee has approved the use of SOSARs instead of non-qualified stock options. SOSARs are stock appreciation rights that are settled in shares of Company stock. The SOSARs have a base value equal to the closing price of the stock on the date of grant and vest one-third on each of the 1st, 2nd and 3rd anniversaries of the date of grant. Since the value of the SOSAR to the recipient is dependent on the increase in the value of the underlying stock, an award of this nature is also aligned with the interests of the shareholders. Generally, the grant of stock options or SOSARs is recommended to the compensation committee by the Chief Executive Officer excluding grants to himself. The compensation committee considers the recommendations along with a review of the group of individuals recommended. While we do not currently have written policies for the issuance of stock options, we have never relied upon either the release of material information or the non-release of material information when issuing the grants. Generally, SOSAR or option grants have been made at least three business days after the earnings release for the previous fiscal year.
          Retirement and Post Employment Compensation.
          We have long sponsored a qualified defined contribution plan (the “401(k) Plan”), which is available to all employees, including our Named Executive Officers. Qualified plans such as the 401(k) Plan carry with them a limit on the amount of compensation that “highly compensated” employees can defer. Each of our Named Executive Officers is considered highly compensated and thus is greatly curtailed in their ability to contribute to the 401(k). Accordingly, the Company also maintains a non-qualified Executive Incentive Retirement Plan (“EIRP”). The EIRP provides that we will match eligible employees’ retirement savings on a dollar for dollar basis, up to 8% of their salary. The EIRP provides that the Company makes a cash payment to each participating employee on a quarterly basis. All of the Company’s Named Executive Officers participated in the Executive Incentive Retirement Plan in 2008, with the amounts of the Company contribution being disclosed in the Summary Compensation Table under Other Annual Compensation. As this is paid to the executive in cash, the executive is free to invest or not invest the money as he sees fit.
          In 2008, our shareholders approved the Advocat Inc. 2008 Stock Purchase Plan for Key Personnel (“Stock Purchase Plan”). The primary purposes of the Stock Purchase Plan are to encourage directors and executives to develop and maintain a substantial equity-based interest in the Company, to attract and retain highly qualified directors and executives, and to align director and executive and shareholder long-term interests by creating a direct link between compensation and long-term shareholder return.
          The Stock Purchase Plan provides for granting of rights to purchase shares of the Company’s common stock to directors and officers (including executive officers). The Stock Purchase Plan is administered by the compensation committee of the Board of Directors, which can make such rules and regulations and establish such procedures for the administration of the Stock Purchase Plan as it deems appropriate. The compensation committee has the sole discretion of determining who has the right to participate in the Stock Purchase Plan. The maximum number of shares of common stock to be authorized and reserved for issuance under the Stock Purchase Plan is 150,000 shares, subject to equitable adjustment as set forth in the Stock Purchase Plan, provided that no individual officer or director may exercise rights to purchase more than $1,000,000 in shares in any year under the Stock Purchase Plan.
          In June 2008, several of our officers, including the Named Executive Officers, elected to use a percentage of their annual bonus to purchase shares of the Company’s common stock pursuant to the Stock Purchase Plan. The Stock Purchase Plan allows eligible employees to use a designated portion of their salary or bonus to purchase shares of stock at a 15% discount from the market price. The shares issued under the Stock Purchase Plan are either shares of restricted stock or restricted stock units (“RSUs”), at the election of the compensation committee. Under the Stock Purchase Plan, the restricted stock shares or RSUs remain restricted for a two year period at which time they become fully vested provided the employee is with the Company on that date. As a result, in March 2009, we issued a total of 36,896.05 RSUs to twenty employees in lieu of paying a total of $76,374.84 in cash to such employees. The following is the amount purchased by each of the Named Executive Officers:

	Amount of 2008 Bonus	Number of RSUs
Name	Used to Purchase RSUs	Purchased
William R. Council, III	$26,500	12,801.93
Raymond L. Tyler, Jr.	$10,000	4,830.92
L. Glynn Riddle, Jr.	$12,500	6,038.65
          In addition, each of our Named Executive Officers has an employment agreement with the Company as described in more detail under “Potential Payments upon Termination or Change-in-Control” below. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination as well as requiring compliance with certain restrictions on competition. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and avoid frequent renegotiation of the terms of employment. Conversely, employment agreements can limit our ability to change certain employment and compensation terms. We provide severance protection to our senior executives in these employment agreements. This includes protection in the event of outright job termination not for Cause (“Cause” being limited to specified actions that are directly and significantly harmful to Advocat) or in the event we change the executive’s compensation opportunities, working conditions or responsibilities in a way adverse to the executive such that it is deemed a Constructive Discharge. We believe that this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate and within the range of competitive practices. These employment agreements do not provide for any type of gross-up payment for tax obligations of the executive as a result of such severance payments.
          We also provide severance payments and benefits if the executive should resign or be terminated without Cause within six months after a change in control. This protection permits an executive to evaluate a potential change in control without concern for his or her own situation or the need to seek employment elsewhere. Change in control transactions take time to unfold, and a stable management team can help to preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption and retain its value. Finally, we believe that the change in control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of Advocat in a third party. The compensation committee believes that the potential cost of executive change in control severance benefits are well within the range of reasonableness relative to general industry practice, and represents an appropriate cost relative to its benefits to Advocat and its shareholders.
          The employment agreements also subject our executive officers to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to compete, not to hire away our employees, not to interfere with our relationships with suppliers and customers, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in agreements and equity awards. In addition, we have adopted an Employee Standards and Code of Conduct that require all of our employees, including our executive officers, to adhere to high standards of conduct. Failure to comply with this Code of Conduct or our Corporate Compliance Program or applicable laws will subject the executive to disciplinary measures, which may include loss of compensation, stock, and benefits, and termination of employment for cause.

          Role of Executive Officers in Determining Compensation
          The compensation committee makes all final determinations with respect to executive officers’ compensation, based on information provided by management and an appraisal of the Company’s financial status. Advocat’s Chief Executive Officer does make recommendations to the compensation committee relating to the compensation of executive officers who directly report to him, but the compensation committee has full autonomy in determining executive compensation.
          Tax and Accounting Considerations
          Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1.0 million. We have not historically paid any of our Named Executive Officers compensation in excess of $1.0 million and it is not anticipated that we will pay any of our Named Executive Officers compensation in excess of $1.0 million in 2009, and, accordingly, to date we have not adopted a policy in this regard.
          2009 Annual Incentive Plan and Base Salary
          On March 3, 2009, the compensation committee of the Board of Directors of Advocat approved the 2009 Annual Incentive Plan for the Company’s Executive Officers. The 2009 Plan is similar to the 2008 plan. The 2009 Plan provides the following Targets:

Named Executive Officer	Position	Bonus Target
William R. Council, III	Chief Executive Officer	50% of base salary
Raymond L. Tyler, Jr.	Senior Vice President of Nursing Home Ops	35% of base salary
L. Glynn Riddle, Jr.	Chief Financial Officer	35% of base salary
          As described in more detail below, the bonus target is based on achieving 100% of budget on the net operating income category. Therefore, if the Company achieves over 100% of budget in this category, the bonus percentage could be higher than the bonus target disclosed above.
          The following categories make up the potential bonus amounts:

Net operating income (as defined)	70%
Discretionary/quality measures/individual performance	30%

Total	100%
          Net Operating Income. 70% of the bonus is based on operating income performance. This metric will be measured using budgeted operating income/loss, adjusted for the non-cash impact of professional liability expense. In addition, the Board will have the discretion to make other adjustments for unusual/ unbudgeted items.
          The potential bonus available would be adjusted based on actual performance, as follows:
•	80% (or less) of budget – executive would earn 0% of the target bonus for this category

•	81% to 100% of budget – executive would earn 5% of the target bonus for this category for each 1% of budget achieved above 80%.

•	101% to 125% - 15% of the incremental earned net operating income would be placed into a pool, to be shared among the participants. Sharing of the pool can be discretionary and/or pro rata.

•	Above 125% - additional amounts may be awarded at the discretion of the Board of Directors.

          Discretionary: 30% of the bonus would be based on subjective matters of performance to be awarded at the discretion of the Board, including quality of care measures.
          In addition, the 2009 Plan allows the compensation committee, in its sole discretion, to pay all or part of the bonus earned under the 2009 Plan in shares of common stock of the Company. The number of shares that would be issued in the discretion of the compensation committee would be such number of shares with a fair market value on the date of award equal to the amount of the bonus being paid in common stock.
          2009 Base Salary.
          As a result of general business and economic conditions, effective January 1, 2009 we instituted a wage freeze for all of our senior management employees. This wage freeze will be reevaluated as business and economic conditions improve. Thus, the base salaries of our Named Executive Officers for 2009 are as follows:

Name	Position	2009 Salary
William R. Council, III	Chief Executive Officer	$442,000
Raymond L. Tyler, Jr.	Senior Vice President of Nursing Home Operations	$250,000
L. Glynn Riddle, Jr.	Chief Financial Officer	$229,000
Compensation Committee Report
          The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and, based on such review and discussions, the compensation committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:	Richard M. Brame, Chair William C. O’Neil, Jr. Wallace E. Olson
This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.
How much compensation did the Company pay the Named Executive Officers during 2008, 2007 and 2006?
          The following table sets forth the compensation paid to the Named Executive Officers for their services in all capacities to the Company for the 2008, 2007 and 2006 fiscal years.

Summary Compensation Table
Name and Principal				Option		Other Annual	All Other
Position	Year	Salary($)	Bonus($)(1)	Awards (2)		Compensation($)(3)	Compensation($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)

William R. Council, III	2008	442,000	53,000	194,752		35,360	1,839	726,951
President and	2007	425,000	298,835	126,192		34,000	1,647	885,674
Chief Executive Officer	2006	389,000	264,041	1,191,000	(5)	31,098	1,555	1,876,694

Raymond L. Tyler, Jr.	2008	308,000	20,000	116,851		24,652	1,784	471,287
Executive Vice President and	2007	296,000	156,923	75,715		23,704	2,616	554.958
Chief Operating Officer(6)	2006	285,000	150,628	397,000	(5)	22,805	2,834	858,267

L. Glynn Riddle, Jr.	2008	229,000	25,000	77,901		18,288	1,716	351,905
Executive Vice President and	2007	220,000	111,792	50,477		17,854	1,858	401,981
Chief Financial Officer	2006	211,000	100,547	794,000	(5)	16,917	1,516	1,123,980

(1)	Includes annual incentive bonus amounts which were expensed during 2008 and paid in March 2009. Each Named Executive Officer elected to receive 50% of this bonus in Restricted Share Units.
(2)
Expense related to equity awards is valued under the assumptions contained in Note 9 to our Consolidated Financial Statements. Such expense is recognized over the vesting period of the equity awards. The expense is calculated in accordance with generally accepted accounting principles in the United States of America and does not necessarily reflect the actual value received by the executive, which may be more or less than the amount shown or zero. As discussed below, the Named Executive Officers were granted SOSARs in March 2009 which were related to performance by the Named Executive Officers in 2008.

(3)	Includes contributions under the Company’s Executive Incentive Retirement Plan.
(4)	Includes matching contributions under the Company’s 401(k) plan as well as a holiday bonus of $816, $816 and $748 paid in December 2008 to Mr. Council, Mr. Tyler and Mr. Riddle, respectively.
(5)
Option award expense is significantly higher than other years due to special one time grant of 332,400 options during 2005. The options were subject to shareholder approval and resulted in the compensation expense being recorded in 2006. The increase in the Company’s stock price from December 2005 to June 2006 resulted in the large non-cash compensation charge.

(6)	Mr. Tyler served as Chief Operating Officer until March 2009 and presently serves as Senior Vice President of Nursing Home Operations.

          What plan based awards did the Company grant to the Named Executive Officers in 2008 and under what terms?
          The following table describes non-equity incentive awards granted to our Named Executive Officers in 2008.

		Grants of Plan-Based Awards
									All Other
									Option
								All Other	Awards:
								Stock	Number of
								Awards:	Securities	Exercise or	Grant Date
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Number	Underlying	Base Price	Fair Value
		Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards			of Shares	Option	of Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Grants (#)	Awards	and Option
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(2) (3)	($/sh) (4)	Awards

William R. Council III	N/A	-	221,000	N/A	-	-	-	-	-	-	-

Raymond L. Tyler, Jr.	N/A	-	154,000	N/A	-	-	-	-	-	-	-

L. Glynn Riddle, Jr.	N/A	-	115,000	N/A	-	-	-	-	-	-	-

William R. Council III	03/14/08	-	-	-	-	-	-	-	25,000	$10.88	$235,000

Raymond L. Tyler, Jr.	03/14/08	-	-	-	-	-	-	-	15,000	$10.88	$141,000

L. Glynn Riddle, Jr.	03/14/08	-	-	-	-	-	-	-	10,000	$10.88	$94,000

(1)
Amounts represent target bonus percentages for 2008 and are based upon the salaries of the executive officers as of December 31, 2008. The target amount is based on the Company achieving 100% of budget. The amount actually paid under this non-equity incentive plan is included in the Summary Compensation Table (column d).

(2)
These SOSARs were granted in March 2008 and the expense is recognized for financial statement purposes over the vesting period beginning in 2008 although the grant of the SOSAR related to performance for 2007. This table does not include the SOSARs granted in March 2009 which related to performance for 2008 as discussed below.

(3)	These awards are also included in the Summary Compensation Table (column e) and the Outstanding Equity Awards at Year End table.
(4)	Base price of SOSAR awards is based on the average of the high and low price on the date of grant
          As discussed in the Compensation Discussion and Analysis, the Named Executive Officers received a grant of stock only stock appreciation rights in March 2009. These grants vest one-third on each of the first, second and third anniversaries of the date of grant and have a base price of $2.37 per share which equals the average high and low price of our stock on the date of grant. Mr. Council received 25,000 shares, Mr. Tyler received 15,000 shares and Mr. Riddle received 10,000 shares. Such grants were based on the performance of the Named Executive Officer in 2008; however, the grant of equity awards is required to be included in the table for the year(s) when recognized for financial statement purposes and are therefore not included in any of these compensation tables or equity award tables.
          How many equity awards are currently held by the Named Executive Officers?

Outstanding Equity Awards at Year End December 31, 2008

	SOSAR and Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive Plan				Market	Plan Awards:	Market or
			Awards:			Number	Value of	Number of	Payout Value
	Number of	Number of	Number of			of Shares	Shares or	Unearned	of Unearned
	Securities	Securities	Securities			or Units	Units of	Shares, Units	Shares Units
	Underlying	Underlying	Underlying			of Stock	Stock	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	That	That Have	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Not	Have Not	Have Not
Name	Exercisable(1)	Unexercisable(1)	Options (#)	Price ($)	Date	Vested	Vested (#)	Vested (#)	Vested (#)

William R. Council III	50,000	-	-	$0.35	04/09/2011	-	-	-	-
William R. Council III	75,000	-	-	$5.44	12/13/2015	-	-	-	-
William R. Council III	8,333	16,667	-	$11.59	03/07/2017	-	-	-	-
William R. Council III	-	25,000	-	$10.88	03/14/2018	-	-	-	-
Raymond L. Tyler, Jr.	25,000	-	-	$0.35	04/09/2011	-	-	-	-
Raymond L. Tyler, Jr.	25,000	-	-	$5.44	12/13/2015	-	-	-	-
Raymond L. Tyler, Jr.	5,000	10,000	-	$11.59	03/07/2017	-	-	-	-
Raymond L. Tyler, Jr.	-	15,000	-	$10.88	03/14/2018	-	-	-	-
L. Glynn Riddle, Jr.	50,000	-	-	$5.44	12/13/2015	-	-	-	-
L. Glynn Riddle, Jr.	3,333	6,667	-	$11.59	03/07/2017	-	-	-	-
L. Glynn Riddle, Jr.	-	10,000	-	$10.88	03/14/2018	-	-	-	-

(1)	Each option and SOSAR grant vests one-third on each of the first, second and third anniversary of the date of grant.
          No Named Executive Officers exercised equity awards during 2008.

          Is the Company a party to any key employment agreements or advisor agreements?
          Yes. Effective March 31, 2006, the Company entered into employment agreements (the “Employment Agreements”) with Mr. Council to serve as Chief Executive Officer, Mr. Tyler to serve as Chief Operating Officer and Mr. Riddle to serve as Chief Financial Officer. The Employment Agreements each have an initial term of one year. Thereafter, the Employment Agreements renew automatically for one-year periods unless 30 days notice is given by either the Company or the employee. The Employment Agreements may be terminated by the Company without cause at any time and by the employee as a result of “constructive discharge” (e.g., a reduction in compensation or a material change in responsibilities) or a “change in control” (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of the employee upon a constructive discharge or change in control or upon the Company giving notice of its intent not to renew his employment agreement, Mr. Council is entitled to receive a lump sum severance payment in an amount equal to 30 months of his monthly base salary, and Mr. Tyler and Mr. Riddle are each entitled to receive lump sum severance payments in an amount equal to 12 months of monthly base salary. In addition, with respect to each of the Named Executive Officers, the benefits and perquisites as in effect at the date of termination of employment will be continued for eighteen (18) months. Furthermore, upon such termination, the employees may elect to require the Company to repurchase options granted under the Company’s stock option plans for a purchase price equal to the difference between the fair market value of the common stock at the date of termination and the stated option exercise price, provided that such fair market value is above the stated option price. In the event an Employment Agreement is terminated earlier by the Company for cause (as defined therein), or by an employee other than upon a constructive discharge or a change in control, the employees will not be entitled to any compensation following the date of such termination other than the pro rata amount of their then current base salary through such date. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of the employee upon a constructive discharge or upon a change in control, the employees are prohibited from competing with the Company for 12 months.
          Effective March 9, 2009, the Company and Raymond L. Tyler entered into an Amendment No. 1 to Amended and Restated Employment Agreement (the “Amendment”). Pursuant to the Amendment, Mr. Tyler will serve as Senior Vice President of Nursing Home Operations with an annual base salary of $250,000. The Base Salary shall be reviewed annually and shall be subject to increase according to the policies and practices adopted by the Company from time to time.
          The Amendment further provides for additional payments of $25,000 on June 30, 2009 and $25,000 on December 31, 2009, provided that Mr. Tyler is still employed by the Company on each such date. In the event that Mr. Tyler is terminated without cause or leaves as a result of a constructive discharge, as each is defined in the agreement, he shall be entitled to a lump sum equal to the greater of (i) 100% of his Base Salary as in effect at the time of the termination, or (ii) $308,000. The definition of constructive discharge is expanded in the Amendment to include the hiring of a new Chief Operating Officer; provided Mr. Tyler provides the Company with written notice within 45 days of the commencement of employment of the new COO, and provided further that this right shall extend to only the first such new COO hired.

Potential Payments upon Termination or Change-in-Control
The following tables estimate the amounts that would be paid to each of the Named Executive Officers in the event of a termination as of December 31, 2008 under each potential reason for termination.
William R. Council, III

			Termination		Change in
			without		Control		Change in
			Cause or		Resulting in		Control Not
	Voluntary	Termination	Constructive		Termination or		Resulting in
Estimated Payments	Termination	for Cause	Discharge		Resignation		Termination		Death	Disability
Severance—Salary	—	—	$1,105,000		$1,105,000		—		—	—
Severance—Bonus	—	—	$53,000	(1)	$53,000	(1)	—		—	—
Vesting of unvested equity awards	—	—	—	(2)	—	(2)	—	(2)	—	—
Repurchase of outstanding options	—	—	$132,000	(3)	$132,000	(3)			—	—
Benefits/Perquisites	—	—	$63,202	(4)	$63,202	(4)	—		—	—

TOTAL	—	—	$1,353,202		$1,353,202		—		—	—

(1)	Based on the annual incentive earned by Mr. Council during 2008 which was not paid as of December 31, 2008.
(2)
As of December 31, 2008, Mr. Council had 41,667 SOSAR equity awards which were not already fully vested. The exercise price of these SOSARs was greater than the closing share price of Advocat’s stock at December 31, 2008; therefore, no amounts would be paid for those SOSARs upon termination. In March 2009, Mr. Council received SOSARs which vest over a 3 year period.

(3)
Based on options to purchase 50,000 shares of common stock held by Mr. Council times $2.99, the closing price of Advocat’s stock on the last trading date of the year, less the exercise price of the options. The exercise price of 75,000 vested options and 8,333 vested SOSARs was greater than the closing share price of Advocat’s stock at December 31, 2008.

(4)	Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 18 months following termination.
Raymond L. Tyler, Jr.

			Termination		Change in
			without		Control		Change in
			Cause or		Resulting in		Control Not
	Voluntary	Termination	Constructive		Termination or		Resulting in
Estimated Payments	Termination	for Cause	Discharge		Resignation		Termination		Death	Disability
Severance—Salary	—	—	$308,148		$308,148		—		—	—
Severance—Bonus	—	—	$20,000	(1)	$20,000	(1)	—		—	—
Vesting of unvested equity awards	—	—	—	(2)	—	(2)	—	(2)	—	—
Repurchase of outstanding options	—	—	$66,000	(3)	$66,000	(3)			—	—
Benefits/Perquisites	—	—	$53,264	(4)	$53,264	(4)	—		—	—

TOTAL	—	—	$447,412		$447,412		—		—	—

(1)	Based on the annual incentive earned by Mr. Tyler during 2008 which was not paid as of December 31, 2008.
(2)
As of December 31, 2008, Mr. Tyler had 25,000 SOSAR equity awards which were not already fully vested. The exercise price of these SOSARs was greater than the closing share price of Advocat’s stock at December 31, 2008; therefore, no amounts would be paid for these SOSARs upon termination. In March 2009, Mr. Tyler received SOSARs which vest over a 3 year period.

(3)
Based on options to purchase 25,000 shares of common stock held by Mr. Tyler times $2.99, the closing price of Advocat’s stock on the last trading date of the year, less the exercise price of the options. The exercise price of 25,000 options and 5,000 vested SOSARs was greater than the closing share price of Advocat’s stock at December 31, 2008.

(4)	Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 18 months following termination.

L. Glynn Riddle, Jr.

			Termination		Change in
			without		Control		Change in
			Cause or		Resulting in		Control Not
	Voluntary	Termination	Constructive		Termination or		Resulting in
Estimated Payments	Termination	for Cause	Discharge		Resignation		Termination		Death	Disability
Severance—Salary	—	—	$228,596		$228,596		—		—	—
Severance—Bonus	—	—	$25,000	(1)	$25,000	(1)	—		—	—
Vesting of unvested equity awards	—	—	—	(2)	—	(2)	—	(2)	—	—
Repurchase of outstanding options	—	—	—	(3)	—	(3)			—	—
Benefits/Perquisites	—	—	$51,590	(4)	$51,590	(4)	—		—	—

TOTAL	—	—	$305,186		$305,186		—		—	—

(1)	Based on the annual incentive earned by Mr. Riddle during 2008 which was not paid as of December 31, 2008.
(2)
As of December 31, 2008, Mr. Riddle had 16,667 SOSAR equity awards which were not already fully vested. The exercise price of these SOSARs was greater than the closing share price of Advocat’s stock at December 31, 2008; therefore, no amounts would be paid for these SOSARs upon termination. In March 2009, Mr. Riddle received SOSARs which vest over a 3 year period.

(3)
Based on options to purchase 50,000 shares of common stock and 3,333 vested SOSARs held by Mr. Riddle all of which had a greater exercise price than the closing price of Advocat’s stock on the last trading date of the year.

(4)	Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 18 months following termination.
          Does the Company have a code of ethics for executive officers?
          The Company has a code of ethics for our executive officers. A copy of the code of ethics can be found on the Company’s website at www.irinfo.com/AVC.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          The Company’s compensation committee currently consists of directors Olson, Brame and O’Neil. No interlocking relationship exists between the members of the Company’s Board of Directors or compensation committee and the board of directors or compensation committee of any other company.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          The Company does not currently have any related party transactions in effect.
          Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?
          Advocat has a policy that any transactions between Advocat and its officers, directors and affiliates will be on terms as favorable to Advocat as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee of the Board.

AUDIT COMMITTEE REPORT
          The audit committee provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Advocat. Among other things, the audit committee reviews and discusses with management and with Advocat’s independent registered public accounting firm (or “independent auditors”) the results of the year end audit of Advocat, including the audit report and audited financial statements. The Board of Directors, in its business judgment, has determined that all members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the NASDAQ’s listing standards. As set forth in the audit committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America.
          In connection with its review of Advocat’s audited financial statements for the fiscal year ended December 31, 2008, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from BDO Seidman, LLP (“BDO”) required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the audit committee concerning independence and has discussed with BDO their independence from Advocat. The audit committee has determined that the provision of non-audit services rendered by BDO to Advocat is compatible with maintaining the independence of BDO from Advocat, but the audit committee will periodically review the non-audit services rendered by BDO.
          The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles in the United States of America or that the Company’s auditors are in fact “independent.”
          Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to Advocat’s Board of Directors that the audited financial statements be included in Advocat’s annual report on Form 10-K for its fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee:	William C. O’Neil, Jr., Chair Richard M. Brame Robert Z. Hensley Chad A. McCurdy

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          Who is the Company’s independent registered public accounting firm?
          The Company’s audit committee has selected BDO as the Company’s independent auditors for the 2009 fiscal year. BDO has served as the Company’s independent auditors since the 2002 fiscal year. Representatives from BDO are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. BDO representatives are expected to be available to respond to appropriate questions.
FEES TO BDO SEIDMAN, LLP
          What fees were paid to the Company’s independent auditors during fiscal 2008?
For the fiscal years ended December 31, 2008 and 2007, the total fees paid to our independent auditors, BDO, were as follows:

	2008	2007
Audit Fees(1)	$637,000	$610,000
Audit-Related Fees(2)	10,000	11,000
Tax Fees(3)	100,000	113,000

Total Fees for Services Provided	$747,000	$734,000

(1)
Audit Fees include fees billed for professional services rendered in connection with the audit of the Company’s financial statements, audit of internal control over financial reporting (pursuant to Section 404 of Sarbanes-Oxley) and fees charged for the review of the Company’s quarterly financial statements. These fees also include assistance with the review of documents filed with the SEC.

(2)	Audit Related Fees consist of audits of the Company’s savings plan and trust.

(3)	Tax Fees include those charged for tax advice, planning and compliance.
          In accordance with the charter of our audit committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit committee. All of the services above were pre-approved by our audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.
          The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.
MISCELLANEOUS
          It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

Appendix A
INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN
THE COMPANY’S SOLICITATION OF PROXIES
     The following sections (“Directors and Nominees” and “Officers”) set forth certain information about our directors, nominees, and officers who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our 2009 annual meeting of shareholders.
Directors and Nominees
     The principal occupations of the Company’s directors and nominees who may be deemed participants in the Company’s solicitation are set forth in the section of the proxy statement entitled “Proposal 1-Election of Directors.” The business addresses of the Company’s directors and director nominee are as follows:

Name	Business Address
William R. Council, III	Advocat Inc.
1621 Galleria Boulevard
Brentwood, TN 37027

Richard M. Brame	Covington Senior Living, LLC
8238 Mill Race Drive
Ooltewah, TN 37363

William C. O’Neil, Jr.	Private Investor
5035 Hill Place Drive
Nashville, TN 37205

Robert Z. Hensley	Business Consultant
4391 Old Bayou Trail Destin, FL 32541-3423

Wallace E. Olson	Private Investor
76 North Crest Road
Chattanooga, TN 37404

Chad A. McCurdy	Marlin Capital Partners, LLC
5429 LBJ Freeway, Suite 400
Dallas, TX 75240

Officers
     William R. Council, III and L. Glynn Riddle, Jr. are the only executive officers or employees of the Company who may be deemed “participants” in the Company’s solicitation of proxies. The principal occupations of Mr. Council and Mr. Riddle are set forth under “Executive Officers” section of the proxy statement. The business address for each of these persons is 1621 Galleria Boulevard, Brentwood, Tennessee 37027.
Information Regarding Ownership of the Company’s Securities by Participants
     None of the persons listed above under “Directors and Nominees” and “Officers” owns any of the Company’s securities of record but not beneficially. The number of shares of common stock of the Company held by the persons listed above under “Directors and Nominees” and “Officers” as of April 15, 2009, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of the proxy statement.
Information Regarding Transactions in the Company’s Securities by Participants
     The following table sets forth all transactions that may be deemed purchases and sales of shares of our common stock by the individuals who are listed above under “Directors and Nominees” and “Officers” between April 15, 2007 and April 15, 2009. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares	Transaction Type
Richard M. Brame	3/14/2008	1,000	(1)
	8/13/2008	2,000	(2)
	11/12/2008	2,000	(2)
	11/13/2008	2,000	(2)
	11/20/2008	1,000	(2)
	3/13/2009	1,000	(1)
	3/30/2009	4,000	(2)

William R. Council, III	8/15/2007	4,800	(2)
	3/14/2008	6,870	(2)
	3/14/2008	25,000	(1)
	8/12/2008	3,650	(2)
	11/12/2008	8,000	(2)
	3/13/2009	25,000	(1)
	3/13/2009	12,801.93	(3)

Robert Z. Hensley	3/14/2008	1,000	(1)
	11/14/2008	4,000	(2)
	3/13/2009	1,000	(1)
	3/16/2009	2,000	(2)

Name	Date	Number of Shares	Transaction Type
Chad A. McCurdy	5/2/2007	17,600	(2)
	5/3/2007	15,000	(2)
	5/4/2007	27,400	(2)
	5/18/2007	2,000	(2)
	5/23/2007	18,000	(2)
	5/24/2007	8,080	(2)
	5/25/2007	800	(2)
	5/29/2007	3,800	(2)
	5/31/2007	2,500	(2)
	6/1/2007	9,500	(2)
	6/4/2007	10,000	(2)
	6/5/2007	1,000	(2)
	6/5/2007	10,000	(2)
	6/8/2007	1,100	(2)
	6/11/2007	400	(2)
	6/12/2007	1,600	(2)
	6/22/2007	3,100	(2)
	6/25/2007	25,000	(2)
	6/26/2007	9,220	(2)
	6/27/2007	2,000	(2)
	6/27/2007	500	(2)
	6/28/2007	2,000	(2)
	7/5/2007	5,000	(2)
	7/20/2007	8,500	(2)
	7/24/2007	13,000	(2)
	2/8/2008	1,000	(2)
	7/25/2007	1,500	(2)
	5/14/2008	10,000	(2)
	8/12/2008	12,000	(2)
	8/13/2008	5,000	(2)
	11/14/2008	25,000	(2)
	11/20/2008	5,000	(2)
	11/21/2008	5,200	(2)
	11/25/2008	2,500	(2)
	3/3/2009	15,000	(6)
	3/13/2009	1,000	(1)
	3/18/2009	257,500	(2)

Wallace E. Olson	5/15/2007	(5,000)	(4)
	8/24/2007	(50,000)	(5)
	9/19/2007	(50,000)	(5)
	3/14/2008	1,000	(1)
	8/12/2008	5,000	(2)
	8/18/2008	5,000	(2)
	11/18/2008	10,000	(2)
	3/13/2009	1,000	(1)

Name	Date	Number of Shares	Transaction Type
William C. O’Neil, Jr.	3/14/2008	1,000	(1)
	12/11/2008	4,000	(2)
	3/13/2009	1,000	(1)

L. Glynn Riddle, Jr.	8/15/2007	2,500	(2)
	3/14/2008	2,800	(2)
	3/14/2008	10,000	(1)
	8/12/2008	2,000	(2)
	11/13/2008	3,650	(2)
	3/13/2009	6,038.65	(3)
	3/13/2009	10,000	(1)

(1)	Acquired — Stock settled stock appreciation rights grant

(2)	Acquired — Open market purchase

(3)	Acquired — Restricted stock unit grant

(4)	Disposed — Gift

(5)	Disposed — Open market sale of common stock

(6)	Acquired — Stock options (right to buy) grant
Miscellaneous Information Regarding Participants
     Except as described in this Appendix A or the proxy statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of our Company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the proxy statement, none of the participants’ associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the proxy statement, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Except as described in this Appendix A or the proxy statement, none of the Company, the participants nor any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.
     Other than as set forth in this Appendix A or the proxy statement, to our knowledge, none of the Company, any of the participants nor any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

Preliminary Proxy Card

Electronic Voting Instructions
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Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 28, 2009.
Vote by Internet
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
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BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	Proposal to elect as directors of the Company the following persons to hold office until the annual meeting of stockholders to be held in 2012 or until their successors have been duly qualified and elected.

		For	Withhold
	01 – William R. Council, III	☐	☐

	02 – Richard M. Brame	☐	☐

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For	Against	Abstain
☐	☐	☐
B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Signatures of Shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

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Preliminary Proxy Card
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting
of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the
enclosed envelope.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE
BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Advocat Inc.

Annual Meeting of Shareholders, May 29, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints William R. Council, III and L. Glynn Riddle, Jr. and each of them, as proxies, each with power of substitution, to vote all shares of the undersigned at the annual meeting of the shareholders of Advocat Inc., to be held on Friday, May 29, 2009, at 9:00 a.m. Central Daylight Time, at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 and at any adjournments or postponements thereof, in accordance with the instructions on the reverse.
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2.
PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY